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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                January 11, 2001





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




                           Missouri 1-14756 43-1723446
            (State or other jurisdiction (Commission (I.R.S. Employer
               of incorporation) File Number) Identification No.)





                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222


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ITEM 5.         OTHER EVENTS AND REGULATION FD DISCLOSURE

Reference is made to Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Midwest ISO" and to Note 7 of the Notes to Consolidated Financial Statements in the Registrant's Form 10-Q for the quarterly period ended September 30, 2000, for a discussion of the Registrant's intention to withdraw from the Midwest Independent System Operator (MISO) and to become a member of the Alliance Regional Transmission Organization (Alliance
RTO).

In the fourth quarter of 2000, the Registrant recorded a $25 million nonrecurring charge ($15 million after income taxes, or 11 cents per share), as a result of its decision to withdraw from the MISO. This charge relates to Ameren's estimated obligation under the MISO agreement for costs incurred by the MISO.

On January 11, 2001, the Registrant signed an agreement to join the Alliance RTO. Regional transmission organizations, including independent system operators, are entities that ensure comparable and non-discriminatory access to regional electric transmission systems. Following the announcements of Illinois Power and Commonwealth Edison of their intent to withdraw from the MISO and join the Alliance RTO, Ameren determined that the operational configuration of the MISO was unacceptable and announced its withdrawal in November 2000. The Registrant decided to withdraw to ensure the continued reliable and efficient operation of the Registrant's transmission system. The Registrant's withdrawal from the MISO and its membership in the Alliance RTO are subject to regulatory approvals.

Based on the Registrant's earnings results for the nine months ended September 30, 2000, expected higher fourth quarter sales, and the nonrecurring MISO charge, the Registrant estimates that reported earnings per share for the year ended December 31, 2000, will range between $3.30 and $3.40. On October 23, 2000, the Registrant had announced that it expected reported earnings per share for the year ended December 31, 2000, would range between $3.25 and $3.35. The Registrant plans to announce its earnings for 2000 on February 6, 2001.

SAFE HARBOR STATEMENT

The foregoing estimates of the Registrant's obligation under the MISO agreement for costs incurred by the MISO and earnings for the year ended December 31, 2000 are forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from those discussed herein. The following factors could cause results to differ materially from management expectations as suggested by such forward-looking statements: the effects of regulatory actions, including changes in regulatory policy; changes in laws and other governmental actions; market prices for fuel and purchased power, electricity, and natural gas, including the use of financial instruments; average rates for electricity in the Midwest; business and economic conditions; interest rates; weather conditions; fuel prices and availability; generation plant performance; monetary and fiscal policies; wages and employee benefit costs; and legal and administrative proceedings.




                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               AMEREN CORPORATION
                                                  (Registrant)


                                               By /s/ Warner L. Baxter
                                                 ------------------------
                                                      Warner L. Baxter
                                                Vice President and Controller
                                                (Principal Accounting Officer)

Date:  January 12, 2001